Exhibit 10.2

PAYING AGENT AGREEMENT

This PAYING AGENT AGREEMENT entered into as of November 17, 2022 (this “Agreement”), is made by and among Affordable Connectivity Financing V Limited Liability Company, a Texas limited liability company (the “Seller” or “ACP”), SurgePhone Wireless, LLC, a Nevada limited liability company and Torch Wireless, a Wyoming corporation (collectively, the “Purchaser”), and Ivy Dallas Funding, LLC a Texas limited liability company (the “Lender”) (together with its successors and assigns, the “Paying Agent”).

RECITALS

WHEREAS, Seller has provided to Purchaser, a line of credit of up to $25,000,000 and certain other financial accommodations (the “Senior Liability”), which Senior Liability will be governed pursuant to the terms of that certain Installment Sale Agreement, dated as of November 17, 2022 (as amended, restated or otherwise modified from time to time, the “Installment Sale Agreement”);

WHEREAS, Lender has provided to ACP a credit facility and certain other financial accommodations (the “ACP Loan”), which ACP Loan will be governed by the terms of that certain Loan Agreement, to be dated on or about the date hereof (the “ACP Loan Agreement”);

WHEREAS, the Purchaser and Seller desire that Lender acts as the Paying Agent for administration and remittance of all cash received from all sources, in accordance with the terms thereof; and

WHEREAS, Lender desires to accept the appointment of Paying Agent as set forth in this Agreement.

NOW, THEREFORE, it is mutually agreed by the parties hereto as follows:

1. APPOINTMENT; DURATION AND REMOVAL

1.1 Appointment and Acceptance. The Purchaser and Seller hereby appoint Lender, and Lender hereby accepts its appointment, as Paying Agent with respect to all accounts for receiving, disbursing and making of payments from the Depository Account, based on the priority of payments as outlined in Section 3.3.

1.2 Compensation. As compensation for Lender’s services as Paying Agent, the Purchaser hereby agrees to pay the Lender a fee according to the Lender’s fee schedule set forth in Exhibit A hereto. Such compensation shall remain fixed for the term of this Agreement in accordance with Exhibit A.

1.3 Duration. Lender shall remain the Paying Agent for the Purchaser and Seller, until the amounts due under the Installment Sale Agreement are paid in full, either at maturity or upon prepayment, and the Installment Sale Agreement is cancelled, unless Seller and Lender (i) consent to the appointment of a successor paying agent, or (ii) Lender becomes insolvent, enters into receivership or bankruptcy, or (iii) Lender acts in bad faith, or (iv) Lender otherwise resigns, as further set forth in the provisions of Section 1.4 hereof.

1.4 Removal; Resignation. The Seller shall have the right to remove Paying Agent at any time by giving ten (10) Business Days’ prior written notice of such removal to Paying Agent and the Purchaser, and further subject to the approval of the Paying Agent and Lender in their sole and absolute discretion. Paying Agent may resign at any time by giving at least ten (10) Business Days’ advance written notice of such resignation to the Purchaser and Seller. The Seller and Purchaser each hereby agree, promptly following delivery of such removal notice, to use commercially reasonable efforts to identify and appoint a successor paying agent to replace the Paying Agent, cause such successor to accept such appointment, and cause evidence of such acceptance to be delivered to the Paying Agent in writing. Upon acceptance of such appointment by the Paying Agent and the successor paying agent, the removed or resigning Paying Agent, without any recourse against it, shall cause all documents necessary for the successor paying agent to perform its role hereunder to be delivered to Purchaser and Seller, all as directed in writing by the Purchaser or Seller. Upon the effectiveness of such removal or resignation, such successor paying agent shall enter into this Agreement and succeed to all the rights, powers, and duties hereunder of the predecessor Paying Agent, and the predecessor Paying Agent’s rights (except as otherwise specifically provided herein), powers and duties hereunder shall be terminated. Paying Agent hereby agrees that Paying Agent shall continue to perform its duties under this Agreement until such successor paying agent is identified, appointed to replace the Paying Agent, and has commenced performing its duties as successor paying agent. Notwithstanding the foregoing, the Purchaser shall have no right to remove Paying Agent while balances under the Installment Sale Agreement remain outstanding.

2. DEFINITIONS

2.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

“ACP Loan” shall have the meaning assigned to such term in the recitals hereto.

“ACP Loan Agreement” shall have the meaning assigned to such term in the recitals hereto.

“ACP Program” shall mean, collectively, those certain programs administered by certain state and/or federal authorities or bodies, including, without limitation, the Universal Services Administrative Company (“USAC”), which programs provide certain eligible, low income customers with broadband and telephone services.

“Agreement” shall have the meaning assigned such term in the preamble hereto.

“Depository Account” shall mean that certain cash deposit account established in the name of the Purchaser for the for the benefit of Seller and Lender, subject to the control and administration of the Paying Agent in accordance with the terms of this Agreement, for the purposes of receiving cash billed by Purchaser for its ACP Program and other government programs.

“Installment Sale Credit Documents” shall mean the Installment Sale Agreement, and those other documents, instruments, affidavits, security agreements and certificates executed by the Purchaser for the benefit of the Seller, detailing the terms and conditions of the Installment Sale Agreement between the Purchaser and the Seller.

“Lender” shall have the meaning assigned such term in the preamble hereto.

“Lender Office” means the address of the principal corporate trust office of the Lender as set forth on the signature page of this Agreement. The Lender will notify the Seller and Purchaser in writing of any change in location of the Lender Office.

“Lifeline Program” shall mean the program administered by USAC pursuant to which certain voice and internet services are provided at a lower cost to qualifying families.

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“Lifeline Receivables” shall mean the state and/or federal government receivables generated through the Purchaser’s request for reimbursement subsidies for providing services to eligible customers participating in the Lifeline Program and ACP Program (including from USAC), that are deemed as such by the appropriate state and/or federal government agency or by proxy through an administrative entity contracted with the state and/or federal government.

“Paying Agent” means initially Lender, or such other party as the Seller designates as Paying Agent, as approved by Lender in its sole and absolute discretion, according to the provisions of this Agreement.

“Responsible Officer” means, when used with respect to the Lender, any officer with that maintains responsibility for client relationship management or the administration of Lender’s asset-based lending function.

“Seller” shall have the meaning assigned to such term in the preamble hereto.

“Senior Liability Documents” shall mean, collectively, the Installment Sale Credit Documents and those certain other documents, instruments, affidavits, security agreements and certificates executed by the Purchaser for the benefit of Lender, detailing the terms and conditions of the credit facility between Seller and Purchaser.

3. PAYMENT MECHANICS; PAYING AGENT DUTIES; PRIORITY OF PAYMENT

3.1 Lifeline Invoices; Payment Mechanics. Purchaser shall deliver invoices to (i) USAC, in connection with its participation in the Lifeline Program and the ACP Program (“USAC Invoices”), and (ii) the California Public Utility Commission, in connection with its participation in the CA Lifeline Program (“CAPUC Invoices” and together with the USAC Invoices, collectively, the “Lifeline Invoices”). Such Lifeline Invoices shall be delivered by the Purchaser to each of USAC and the California Public Utility Commission by no later than the tenth (10th) day of each month (or if such day of the month is not a business day, the next succeeding business day) for the prior months’ business in accordance with the terms of the Purchaser’ participation in each of the Lifeline Program, the ACP Program and the CA Lifeline Program. All payments on account of Lifeline Receivables received from USAC or the California Public Utility Commission as a result of the submission of the Lifeline Invoices shall be deposited into the Depository Account.

3.2 Duties of Paying Agent. The Paying Agent, subject to the terms of this Agreement, shall administer all cash inflows and outflows from the Depository Account. In addition, the Paying Agent shall also administer the receipt of any payments on account of Lifeline Receivables due and payable to the Purchaser in connection with the submission of all Lifeline Invoices.

3.3 Priority of Payment. Upon receipt of a Notice of Borrowing, and in connection with the Seller/Purchaser Reporting to be delivered to the Paying Agent pursuant to Section 4.3 hereof, the Paying Agent shall, with respect to such cash inflows and outflows deposited into or withdrawn from the Depository Account, direct applicable inflows and outflows (including, with respect to outflows to pay amounts due under the Installment Sale Agreement (which in turn, will be used to pay installments due under the ACP Loan Agreement), in accordance with the wiring instructions and to the account as detailed in Exhibit B attached hereto), based on the following priority of payments:

(a) first, to Lender, to pay the current amount due to Seller under the monthly submitted invoice under the Installment Sale Agreement;

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(b) next, to the Seller to pay then outstanding amounts due and payable under the Installment Sale Agreement (including, without limitation, any Profit Margin, Credit Availability Fee, Minimum Purchase Volume Deficiency Fee or Cancellation Fee (as each such term is defined in the Installment Sale Agreement)) in accordance with the terms and conditions of the Installment Sale Credit Documents.

(c) next, so long as no Event of Default (as defined in the Senior Liability Documents) shall have occurred or be continuing, any remaining amounts are to be remitted to the Purchaser as soon as commercially reasonable but in no event greater than 72 hours from receipt in accordance with the terms of the Installment Sale Credit Documents.

4. DEPOSITORY ACCOUNT; LOCKBOX ACCOUNT

4.1 Purpose. All cash inflows and outflows shall occur first within the Depository Account at the direction of the Paying Agent based on the terms and conditions agreed to in this Agreement.

4.2 Administration. The Depository Account shall be solely administered by the Paying Agent in accordance with the agreement in respect of such account between Paying Agent and Purchaser, as such agreement may be amended, supplemented, or modified from time to time in accordance with the terms thereof. Replacement of Lender as Paying Agent may be performed solely at the discretion of the Seller and consent of Purchaser, to the extent approved by Lender in its sole and absolute discretion, or resignation of the Lender in accordance with Section 1.4 hereof.

4.3 Reporting.

(a) Paying Agent Reporting. By the fifteenth (15th) of each calendar month during the term of this Agreement, the Paying Agent will provide monthly reporting of cash receipts and collections and cash payments and funding disbursements for the preceding month to Seller and Purchaser. Also, by the fifteenth (15th) of each calendar month during the term of this Agreement, the Seller and Purchaser will receive monthly bank statements for the preceding month reflecting activity in the Depository Account.

(b) Seller/Purchaser Reporting. Concurrent with the execution of any Installment Sale Agreement, Purchaser and Seller shall provide the Paying Agent with an update as to any amounts due and payable under the Installment Sale Agreement, which amounts shall be thereafter due and payable in accordance with the instructions provided by Lender on Exhibit B hereto.

4.4 Modification of Depository Account. None of the parties hereto will, in any way, redirect funds, including, without limitation, any Lifeline Receivables, to any other account other than the Depository Account, through submission of a request to the government entity administering such disbursements or otherwise, without the written consent of the Seller and Lender.

5. PAYING AGENT

5.1 Duties of the Paying Agent. As Paying Agent, Lender undertakes to perform the duties set forth herein and agrees to use commercially reasonable care in the performance thereof.

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5.2 Reliance on Documents, etc.

(a) Lender may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, on the Senior Liability Documents, the Installment Sale Credit Documents or any legal or other opinions furnished to Lender.

(b) Lender shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved in a court of competent jurisdiction that any such error in judgment was based on the gross negligence or willful misconduct of Lender.

(c) No provisions of this Agreement shall require Lender to expend or risk its own funds or otherwise incur any financial liability for performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risks or liability is not assured to it.

(d) Lender may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note security, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Lender shall not be bound to make any investigation into the facts or matters stated in a resolution, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, security or other paper or document supplied by the Lender.

(e) Lender may consult with counsel, and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f) Lender may exercise any of the powers and perform any of the duties hereunder either directly or by or through agents or attorneys of Lender.

6. REPRESENTATIONS OF SELLER, PURCHASER AND PAYING AGENT

6.1 Representations of the Seller.

(a) The Seller is validly formed, and existing in good standing in its state of formation.

(b) The Seller has the full limited liability company power and authority and legal right to enter into this Agreement, and to perform its respective obligations hereunder. The execution, delivery and performance of this Agreement (i) are within the Seller’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) are not in contravention of any applicable law, or to the conduct of such person’s business or any contract or undertaking which the Seller is party or which the Seller is bound, and (iv) will not require the consent of any Governmental Body (as defined in the Installment Sale Agreement).

(c) This Agreement has been, duly executed and delivered by the Seller and will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization (by way of voluntary arrangement, schedule or arrangement or otherwise), examination, administration, judicial management, moratorium or similar debtor relief laws (in any applicable jurisdiction) relating to or limiting creditors’ rights generally or by equitable principals relating to enforceability.

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6.2 Representations of the Purchaser.

(a) The Purchaser is validly formed, and existing in good standing in its state of incorporation.

(b) The Purchaser has full corporate power and authority and legal right to enter into this Agreement, and to perform its respective obligations hereunder. The execution, delivery and performance of this Agreement (i) are within the Purchaser’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) are not in contravention of any applicable law, or to the conduct of such person’s business or any contract or undertaking which the Purchaser is party or which the Purchaser is bound, and (iv) will not require the consent of any Governmental Body (as defined in the Installment Sale Agreement).

(c) This Agreement has been duly executed and delivered by the Purchaser, and will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization (by way of voluntary arrangement, schedule or arrangement or otherwise), examination, administration, judicial management, moratorium or similar debtor relief laws (in any applicable jurisdiction) relating to or limiting creditors’ rights generally or by equitable principals relating to enforceability.

6.3 Representations of Lender.

(a) Lender is validly formed, and existing in good standing in its state of formation.

(b) Lender has full limited liability company power and authority and legal right to enter into this Agreement, and to perform its respective obligations hereunder. The execution, delivery and performance of this Agreement (i) are within Lender’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) are not in contravention of any applicable law, or to the conduct of such person’s business or any contract or undertaking which Lender is party or which Lender is bound, and (iv) will not require the consent of any Governmental Body (as defined in the Senior Credit Documents).

(c) This Agreement has been duly executed and delivered by Lender, and will constitute the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization (by way of voluntary arrangement, schedule or arrangement or otherwise), examination, administration, judicial management, moratorium or similar debtor relief laws (in any applicable jurisdiction) relating to or limiting creditors’ rights generally or by equitable principals relating to enforceability.

7. INDEMNIFICATION

7.1 Indemnification. Each of Seller and Purchaser shall indemnify Lender against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable attorneys’ fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Lender. Each of Seller’s and Purchaser’s and Lender’s obligations under this section shall survive termination.

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8. MISCELLANEOUS PROVISIONS

8.1 Amendments. This Agreement may be amended provided such amendment is mutually agreed upon by Seller and Lender, and evidenced by a signed agreement of Seller, Purchaser, and Lender.

8.2 Assignment. This Agreement may not be assigned by Lender or the Seller without the prior written consent of the Purchaser, which consent shall not be unreasonably conditioned, delayed or withheld.

8.3 Notices. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted hereby to be given or furnished to the Seller, Purchaser, or Lender shall be mailed or delivered to the Seller, Purchaser, or Lender, respectively, at the addresses shown on the signature page of this Agreement.

8.4 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

8.5 Successors and Assigns. All covenants and agreements herein by the Purchaser and the Lender shall bind its successors and assigns, whether so expressed or not.

8.6 Severability. In case any provision herein shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.7 Benefits of Agreement. Nothing herein, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim hereunder.

8.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relative to Lender acting as Paying Agent.

8.9 Counterparts. This Agreement may be executed in any number of counterparts, each which shall be deemed an original and all of which shall constitute one and the same Agreement.

8.10 Termination. This Agreement will terminate on the date on which both the Installment Sale Agreement and the ACP Loan have been both paid in full and terminated in accordance with the terms and conditions of each of the Installment Sale Credit Documents and the Senior Liability Documents. This Agreement may be terminated at any time with the mutual consent of the Lender, Purchaser, and the Seller. The provisions of Sections 1.2 and 7.1 shall survive, and remain in full force and effect following the termination of this Agreement.

8.11 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Purchaser or Seller for liquidation or reorganization, should the Purchaser or Seller become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Purchaser’s or Seller’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations or the ACP Loan, or any parts thereof, are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any oblige of the obligations or the ACP Loan, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event, that any payment, or any part thereof, is rescinded, reduced, restored or returned, then that amount of the Obligations or ACP Loan, as applicable, shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.12 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

Affordable Connectivity Financing V Limited Liability Company, a Texas limited liability company

By:	/s/ William Pettinati
Name:	William Pettinati
Title:	Manager

Address for Notices:

Telephone No.:
Attention:	Bill Pettinati
e-mail:

SIGNATURE PAGE TO PAYING AGENT AGREEMENT

PURCHASER:

SurgePhone Wireless, LLC, as Purchaser a Nevada limited liability company

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	Chief Executive Officer

Torch Wireless, as Purchaser a Wyoming corporation

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	Chief Executive Officer

Address for Notices:	3124 Brother Blvd, Suite 104
Bartlett, TN 38133
Attn: K. Brian Cox, CEO

Telephone No.:
Attention:	K. Brian Cox
e-mail:

SIGNATURE PAGE TO PAYING AGENT AGREEMENT

PAYING AGENT/LENDER:

Ivy Dallas Funding, LLC, a Texas limited liability company

By:	/s/ John C. Hoof
Name:	John C. Hoof
Title:	Manager

Address for Notices:

Telephone No.
Attention:	Ivy Administration
e-mail:

SIGNATURE PAGE TO PAYING AGENT AGREEMENT

Exhibit A – Paying Agent Compensation

$1,000 per month.

Exhibit B– Wiring Instructions

Institution:

Account Holder Name:
Routing Number for Wires:
Routing Number for ACH:
Account Number:

Exhibit C – Illustrative Installment Sale Credit Repayment Schedule by Month